                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



                            Current Report Pursuant
                         to Section l3 or l5(d) of the
                        Securities Exchange Act of l934

       Date of report (date of earliest event reported): August 19, 1998


                            The Metzler Group, Inc.
                            -----------------------
            (Exact Name of Registrant as Specified in Its Charter)


                                   Delaware
                                   --------
                (State or Other Jurisdiction of Incorporation)


                0-28830                                   36-4094854
                -------                                   ----------
        (Commission File Number)               (IRS Employer Identification No.)


    615 N. Wabash, Chicago, Illinois                         60015
----------------------------------------                  ----------
(Address of Principal Executive Offices)                  (Zip Code)


                                (312) 573-5600
                                --------------
             (Registrant's Telephone Number, Including Area Code)



              520 Lake Cook Road, Suite 500, Deerfield, Illinois
              --------------------------------------------------
                               (Former Address)

Item 2. Acquisition or Disposition of Assets.

     Effective August 19, 1998 (the "LECG Effective Date"), The Metzler Group, Inc. (the "Company") completed the acquisition of all of the outstanding securities of LECG, Inc. ("LECG"), an economic services consulting firm organized under the laws of California. Pursuant to a Merger Agreement dated July 1, 1998 (attached hereto as Exhibit 2.1), a wholly owned subsidiary of the Company, MGI Acquisition Corp., merged with and into LECG on the LECG Effective Date. Consequently, LECG is now a wholly owned subsidiary of the Company. LECG stockholders received Company common stock valued at approximately $238 million, calculated by using the final closing bid for the Company's common stock on the LECG Effective Date, in exchange for substantially all outstanding LECG shares. The Company exchanged 7.6 million shares of its common stock for substantially all of the outstanding common stock of LECG. The transaction will be accounted for by the pooling of interests method of accounting and will qualify as a tax-free reorganization. Following the combination with LECG, the Company had 30.3 million issued and outstanding shares.

     Effective August 31, 1998 (the "PCLLC Effective Date"), the Company completed the acquisition of all of the outstanding securities of Peterson Consulting L.L.C. ("PCLLC"), an Illinois Limited Liability Company doing business as Peterson Worldwide LLC. Pursuant to a Merger Agreement dated August 20, 1998 (attached hereto as Exhibit 2.2), a wholly owned subsidiary of the Company, MGI Acquisition II L.L.C., merged with and into PCLLC on the PCLLC Effective Date. Consequently, PCLLC is now a wholly owned subsidiary of the Company. PCLLC stockholders received Company common stock valued at approximately $157 million calculated by using the final closing bid for the Company's common stock on the PCLLC Effective Date, in exchange for substantially all outstanding PCLLC shares. The Company exchanged 5.6 million shares of its common stock for substantially all of the outstanding common stock of PCLLC. The transaction will be accounted for by the pooling of interests method of accounting and will qualify as a tax-free reorganization. As a result of the combination with PCLLC, the Company will have 35.9 million issued and outstanding shares.



Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired

          1. The audited financial statements of LECG, Inc. as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995 have been previously filed with the Securities and Exchange Commission as part of the Company's Registration Statement on Form S-4 dated July 24, 1998.

          2. The following Condensed Consolidated Financial Statements of LECG, Inc. are attached:

              Condensed Consolidated Balance Sheet as of June 30, 1998
              (unaudited)

                Condensed Consolidated Statements of Operations for the six months ended June 30, 1998 and 1997 (unaudited)

                Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 1998 and 1997 (unaudited)

                Notes to the June 30, 1998 Condensed Consolidated Financial Statements (unaudited)

            3. It is impracticable for the Company to file the required financial information for Peterson Worldwide LLC as of the date hereof. The required financial information shall be filed by the Company as soon as practicable, but in no event shall such financial information be filed later than 60 days after the due date of this Form 8-K.

     (b)  Pro forma financial information

          1. The unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 1998 and the unaudited Pro Forma Condensed Combined Statements of Income for the three months ended March 31, 1998 and 1997 and for the years ended December 31, 1997, 1996 and 1995 have been previously filed with the Securities and Exchange Commission as part of the Company's Registration Statement on Form S-4 dated July 24, 1998.

          2. The following unaudited Pro Forma Condensed Combined Financial Statements are attached:

              Pro Forma Condensed Combined Balance Sheet as of June 30, 1998 (unaudited)

              Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 1998 and 1997 (unaudited)

              Notes to Pro Forma Condensed Combined Financial Statements (unaudited)

          3. It is impracticable for the Company to file the required pro forma financial information for Peterson Worldwide LLC as of the date hereof. The required pro forma financial information shall be filed by the Company as soon as practicable, but in no event shall such pro forma financial information be filed later than 60 days after the due date of this Form 8-K.

     (c)  Exhibits

          2.1 Agreement dated as of July 1, 1998 among The Metzler Group, Inc., MGI Acquisition Corp. and LECG, Inc. together with a list of Exhibits and Schedules thereto. Such Exhibits and Schedules are not filed, but the registrant undertakes to furnish supplementary a copy of any such Exhibit or Schedule to the Commission upon request.

          2.2 Agreement dated as of July 1, 1998 among The Metzler Group, Inc., MGI Acquisition II L.L.C. and Peterson Consulting L.L.C. together with a list of Exhibits and Schedules thereto. Such Exhibits and Schedules are not filed, but the registrant undertakes to furnish supplementary a copy of any such Exhibit or Schedule to the Commission upon request.

Item 7 (a) Financial Statements of Business Acquired

LECG, INC. Condensed Consolidated Balance Sheet as of June 30, 1998 (unaudited) (in thousands)

                                    ASSETS
Current assets:
  Cash.............................................................  $17,013
  Accounts receivable, net.........................................   25,902
  Prepaid expenses.................................................    1,485
                                                                     -------
Total current assets...............................................   44,400
Property and equipment, net........................................    5,173
Other assets.......................................................      260
                                                                     -------
         Total assets..............................................  $49,833
                                                                     =======

                     LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities.........................  $ 2,517
  Accrued compensation and project-related costs...................   11,159
  Deferred tax liability...........................................      703
  Other current liabilities........................................    1,502
                                                                     -------
Total current liabilities..........................................   15,881
  Deferred tax liability...........................................    1,496
                                                                     -------
Total liabilities..................................................   17,377
                                                                     -------

Shareholders' equity:
 Common shares.....................................................       13
 Additional paid-in capital........................................   29,193
 Notes receivable from shareholders................................     (611)
 Retained earnings.................................................    3,861
                                                                     -------
Total shareholders' equity.........................................   32,456
                                                                     -------
         Total liabilities and shareholders' equity................  $49,833
                                                                     =======


  The accompanying notes are an integral part of these condensed consolidated statements.

Item 7 (a) Financial Statements of Business Acquired

LECG, INC. Condensed Consolidated Statements of Operations for the six months ended June 30, 1998 and 1997 (unaudited) (in thousands, except per share data)


                                                                        SIX MONTHS ENDED
                                                                            JUNE 30,
                                                                        -----------------
                                                                          1998     1997
                                                                        -------- --------
Revenues......................................................          $ 32,055 $ 20,786
Cost of services..............................................            20,186   13,740
                                                                        -------- --------
   Gross profit...............................................            11,869    7,046
General and administrative expenses...........................             6,078    3,302
                                                                        -------- --------
Income from operations........................................             5,791    3,744
Other income..................................................               384      852
                                                                        -------- --------
Income before income taxes....................................             6,175    4,596
Income taxes..................................................             2,516      179
                                                                        -------- --------
Net income....................................................          $  3,659 $  4,417
                                                                        ======== ========
Pro forma income data:
  Net income as reported......................................                   $  4,417
  Pro forma adjustments.......................................                     (1,705)
                                                                                 --------
Pro forma net income..........................................                   $  2,712
                                                                                 ========
Net income or pro forma net income per basic share............          $   0.28 $   0.27
                                                                        ======== ========
Net income or pro forma net income per diluted share..........          $   0.28 $   0.27
                                                                        ======== ========
Basic shares used in computing net income or pro forma net
 income per share.............................................            13,028   10,129
Diluted shares used in computing net income or pro forma net
 income per share.............................................            13,197   10,206


  The accompanying notes are an integral part of these condensed consolidated statements.

Item 7 (a) Financial Statements of Business Acquired

LECG, INC. Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 1998 and 1997 (unaudited) (in thousands)

                                                                          SIX MONTHS ENDED
                                                                               JUNE 30,
                                                                          -----------------
                                                                           1998      1997
                                                                          -------   -------
Cash flows from operating activities:
 Net income............................................................   $ 3,659   $ 4,417
 Adjustments to reconcile net income to net cash provided
  by operating activities:
   Depreciation and amortization.......................................       512       296
   Expiration of deferred purchase option..............................        --      (852)
   Loss on disposal of property and equipment..........................         5        --
   Increase in accounts receivable.....................................    (9,622)   (3,997)
   Increase in prepaid expenses and other assets.......................      (718)      (16)
   Increase in accounts payable and accrued liabilities................       301       686
   Increase in accrued compensation and related costs..................     4,653     2,666
   Decrease in deferred tax liability..................................      (504)       --
   Decrease in income taxes payable....................................      (262)       --
   Increase in other current liabilities...............................       127       258
                                                                          -------   -------
    Net cash (used in) provided by operating activities................    (1,849)    3,458
                                                                          -------   -------
Cash flows from investing activities:
   Purchase of property and equipment..................................    (2,107)     (971)
   Proceeds from the disposal of property and equipment................         1        --
                                                                          -------   -------
     Net cash used in investing activities.............................    (2,106)     (971)
                                                                          -------   -------
Cash flows from financing activities:
   Net borrowing under line of credit..................................        --       607
   Sale of common shares...............................................        --       380
   Shareholder advances................................................      (168)     (173)
   Collection of notes receivable from shareholders....................       664       120
   Distributions to former S-corporation shareholders..................    (3,693)   (3,050)
                                                                          -------   -------
     Net cash used in financing activities.............................    (3,197)   (2,116)
                                                                          -------   -------
Net (decrease) increase in cash........................................    (7,152)      371
Cash at beginning of period............................................    24,165         3
                                                                          -------   -------
Cash at end of period..................................................   $17,013   $   374
                                                                          =======   =======

  The accompanying notes are an integral part of these condensed consolidated statements.

Item 7 (a) Financial Statements of Business Acquired

LECG, Inc. NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. Basis of Presentation

  The accompanying Consolidated Financial Statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and, in management's opinion, include all adjustments necessary for a fair statement of results for such interim periods. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to SEC rules or regulations; however, the Company believes that the disclosures made are adequate to make the information presented not misleading.

  The interim results for the six-month periods ended June 30, 1998 and 1997 are not necessarily indicative of results for the full year. It is suggested that these consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Registration Statement on Form S-4 dated July 24, 1998.

2. Pro Forma Adjustments to Consolidated Financial Statements

  The pro forma consolidated statements of income have been adjusted to reflect a provision for income taxes assuming an effective tax rate of 41 percent that would have been recorded had the Company been a C Corporation.

Item 7 (b) Pro Forma Financial Information

  The Company completed its acquisition of LECG on August 19, 1998 by exchanging
7.6 million shares of the Company's common stock for substantially all of the outstanding common stock of LEGG. The accompanying unaudited pro forma condensed combined balance sheet combines the Company's historical consolidated balance sheet and the balance sheet of LECG as if the transaction had been consummated on June 30, 1998, and the unaudited pro forma condensed combined statement of operations for the six month periods ended June 30, 1999 and 1997 reflects the merger with LECG, applying the pooling-of-interests method of accounting. The unaudited pro forma condensed combining financial statements give effect to the issuance of the Company's common stock in exchange for substantially all the outstanding shares of common stock of LECG.

  The unaudited pro forma condensed combining financial statements are presented for illustrative purposes only and do not purport to represent what the Company's results of operations or financial position would have been had the merger with LECG occurred on the dates indicated or for any future period or date, and are therefore qualified in their entirety by reference to and should be read in conjunction with the historical financial statements of the Company and LECG.

ITEM 7(b) Pro Forma Financial Information

Pro Forma Condensed Combined Balance Sheet as of June 30, 1998 (Unaudited) (In thousands)

                                                                                             Pro
                   ASSETS                               Metzler     LECG     Adjustment     Forma
                                                        -------    ------    ----------    -------
Current Assets:
  Cash and cash equivalents                              55,603    17,013         -         72,616
  Accounts receivable                                    25,092    25,902                   50,994
  Prepaid expenses and other current assets               2,078     1,485         -          3,563
                                                         ------    ------      ------      -------
    Total current assets                                 82,773    44,400         -        127,173

Property and equipment, net                               5,551     5,173         -         10,724
Other assets                                              1,346       260         -          1,606
                                                         ------    ------      ------      -------

Total assets                                             89,670    49,833         -        139,503
                                                         ======    ======      ======      =======

          LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities
  Accounts payable and accrued liabilities                4,480     2,517         -          6,997
  Accrued compensation and project-related costs          2,162    11,159         -         13,321
  Income taxes payable                                    1,855       -           -          1,855
  Deferred income taxes                                     354       703         -          1,057
  Other current liabilities                                 866     1,502         -          2,368
                                                         ------    ------      ------      -------
    Total current liabilities                             9,717    15,881         -         25,598

Deferred income taxes                                     1,068     1,496         -          2,564
Other non-current liabilities                               182       -           -            182
                                                         ------    ------      ------      -------
    Total liabilities                                    10,967    17,377         -         28,344
                                                         ------    ------      ------      -------

Stockholders' equity:
  Preferred stock                                           -         -           -            -
  Common stock                                               23        13        (5)            31
  Additional paid-in capital                             58,008    29,193         5         87,206
  Notes receivable from shareholders                        -        (611)        -           (611)
  Retained Earnings                                      20,738     3,861         -         24,599
  Accumulated other comprehensive income                    (66)      -           -            (66)
                                                         ------    ------      ------      -------
    Total Stockholders' Equity                           78,703    32,456         -        111,159
                                                         ------    ------      ------      -------

Total liabilities and stockholders' equity               89,670    49,833         -        139,503
                                                         ======    ======      ======      =======


   The accompanying notes are an integral part of these pro forma condensed combining financial statements.


Item 7(b) Pro Forma Financial Information
Pro Forma Condensed Combined Statements of Operations
For the Six Months Ended June 30, 1998
(Unaudited)
(In thousands, except share data)

                                                                                                               Pro
                                                            Metzler          LECG          Adjustment         Forma
                                                            ------           ----          ----------         -----
Revenues...........................................           53,050          32,055                            85,105
Cost of services...................................           29,829          20,186                            50,015
                                                          ----------      ----------       ----------       ----------
  Gross profit.....................................           23,221          11,869                -           35,090
Selling, general and  administrative expenses......           10,316           6,078                            16,394
                                                          ----------      ----------       ----------       ----------
  Operating income.................................           12,905           5,791                -           18,696
Other income, net..................................           (1,260)           (384)                           (1,644)
                                                          ----------      ----------       ----------       ----------
Income before provision for income taxes...........           14,165           6,175                            20,340
  Provision for income taxes.......................            5,508           2,516                             8,024
                                                          ----------      ----------       ----------       ----------
Net income.........................................            8,657           3,659                -           12,316
                                                          ==========      ==========       ==========       ==========
Net income per basic share.........................             0.40            0.28                -             0.42
                                                          ==========      ==========       ==========       ==========
Net income per diluted share.......................             0.38            0.28                -             0.40
                                                          ==========      ==========       ==========       ==========
Basic shares used in computing net income
 per share.........................................           21,838          13,028           (5,211)          29,655

Diluted shares used in computing net income
 per share.........................................           22,706          13,197           (5,279)          30,625

   The accompanying notes are an integral part of these pro forma condensed combining financial statements.


Pro Forma Financial Information
Pro Forma Condensed Combined Statements of Operations
For the Six Months Ended June 30, 1997
(Unaudited)
(In thousands, except share data)

                                                                                                               Pro
                                                            Metzler          LECG          Adjustment         Forma
                                                            ------           ----          ----------         -----
Revenues...........................................           38,278          20,786                            59,064
Cost of services...................................           23,102          13,740                            36,842
                                                          ----------      ----------       ----------       ----------
  Gross profit.....................................           15,176           7,046                -           22,222
Selling, general and administrative expenses.......            8,937           3,302                            12,239
                                                          ----------      ----------       ----------       ----------
  Operating income.................................            6,239           3,744                -            9,983
Other income, net..................................             (429)           (852)                           (1,281)
                                                          ----------      ----------       ----------       ----------

Income before provision for income taxes...........            6,668           4,596                            11,264
  Provision for income taxes ......................            2,525             179                             2,704
                                                          ----------      ----------       ----------       ----------
Net income.........................................            4,143           4,417                -            8,560
                                                          ==========      ==========       ==========       ==========
Pro forma net income...............................            4,143           2,712                -            6,855
                                                          ==========      ==========       ==========       ==========
Pro forma or net income per basic share............             0.21            0.27                              0.33
                                                          ==========      ==========       ==========       ==========
Pro forma or net income per diluted share..........             0.21            0.27                              0.33
                                                          ==========      ==========       ==========       ==========
Basic shares used in computing pro
 forma or net income per share.....................           19,926          10,129           (4,052)          26,003

Diluted shares used in computing pro
 forma or net income per share.....................           20,209          10,206           (4,082)          26,333

The accompanying notes are an integral part of these pro forma condensed combining financial statements.





















































Item 7 (b) Notes to Unaudited Pro Forma Condensed Combining Financial Statements


Note A - Description of Business Combination

The accompanying unaudited condensed combining financial statements reflect all adjustments which, in the opinion of management, are necessary for fair presentation. All adjustments are of a normal recurring nature. All intercompany accounts and transactions have been eliminated. On July 31, 1997, the Company issued 7.6 million shares of common stock for substantially all the outstanding common stock of LECG. Because this acquisition is being treated as a pooling of interests for accounting purposes, the Company's consolidated financial statements as of June 30, 1998 and for the six months ended June 30, 1998 and 1997 are being restated to include LECG's assets, liabilities and operating results.

Note B - Pro Forma Income per Share

The calculation of basic and diluted net income per share for the pro forma financial statements uses the applicable weighted average number of outstanding shares of LECG adjusted to equivalent shares of the Company's common stock.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       THE METZLER GROUP, INC.


Date: September 3, 1998                By:          /s/ James Hillman
                                          --------------------------------------
                                          James Hillman, Chief Financial Officer
                                                       (Signature)